CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 10, 1999 accompanying the consolidated financial statements and schedule of uniView Technologies Corporation and Subsidiaries appearing in the Annual Report on Form 10-K, year ended June 30, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP (manually)

Dallas, Texas
June 14, 2000